Exhibit 99.1

AUXILIUM AND SOBI ANNOUNCE ENCORE PRESENTATION OF XIAFLEX/XIAPEX DATA AT EUROPEAN ASSOCIATION OF UROLOGY CONGRESS

Encore Data Highlighted from Trials Evaluating XIAFLEX,
the First and Only FDA Approved Treatment for Peyronie’s Disease

CHESTERBROOK, Pa. and Stockholm, Sweden, April 14, 2013 —   Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL) and Swedish Orphan Biovitrum AB (publ) (Sobi) today announced that encore data were presented from multiple clinical trials evaluating the use of XIAFLEX®/ Xiapex® (collagenase clostridium histolyticum or CCH) in adult patients with Peyronie’s disease (PD). These data were presented at the 29th Annual European Association of Urology (EAU) Congress being held April 11 — 15, 2014 in Stockholm, Sweden.

Poster presentations on XIAFLEX/Xiapex included encore analysis from the pivotal Phase 3 IMPRESS (The Investigation for Maximal Peyronie’s Reduction Efficacy and Safety Studies) trials which evaluated XIAFLEX for the treatment of PD. XIAFLEX is the first and only FDA-approved treatment proven effective for PD in men with a palpable plaque and a curvature deformity of 30 degrees or greater at the start of therapy. Xiapex is approved by the EMA for the treatment of Dupuytren’s contracture (DC), and as the Market Authorization Holder in Europe, Sobi intends to submit a Variation to the European Medicines Agency (EMA) to extend the Xiapex label to include Peyronie’s disease.

Highlights of the data related to the use of XIAFLEX/Xiapex in PD include:

•                  A post-hoc analysis of the pooled data from the IMPRESS I and II Phase 3 trials showed improved clinical outcomes following CCH-treatment regardless of subjects’ baseline PD treatment history, erectile function scores, and/or prostatectomy history. These data were also presented at the Sexual Medicine Society of North America (SMSNA) 19th Annual Fall Scientific Meeting held November 21-24, 2013 in New Orleans.

•                  The global safety analysis of seven clinical trials of CCH for the treatment of PD shows that the adverse events were mostly localized to the penis, non-serious and resolved without intervention before the next injection. Serious adverse events (SAEs) related to treatment were also all localized to the penis in these clinical studies.  A total of 60 (5.7%) of CCH-treated subjects experienced at least one treatment-emergent SAE, nine of whom experienced treatment-related SAEs (five penile hematoma and four corporal rupture). These data were also presented at the American Urological Association (AUA) Meeting held May 4-8, 2013 in San Diego.

Additional details about the presentations and the meeting can be found at: http://www.eaustockholm2014.org/the-congress/.

About Peyronie’s disease

PD is a condition that involves the development of collagen plaque, or scar tissue, on the shaft of the penis.  The scar tissue, known as a Peyronie’s plaque, may harden and reduce flexibility, which may cause bending or arching of the penis during erection. PD can result in varying degrees of penile curvature deformity and disease “bother” (encompassing concern about erection appearance, erection pain and the impact of PD on intercourse and on frequency of intercourse). PD is a disease with an initial inflammatory component. This inflammatory phase is poorly understood with a somewhat variable disease course and spontaneous resolution occurring in less than 13 percent of cases(i). After approximately 12 months of disease, the disease is reported to often develop into a more chronic, stable phase(i). The incidence of PD is estimated between 3 and 9 percent(ii); however the disease is thought to be underdiagnosed and undertreated(i). Based on U.S. historical medical claims data, it is estimated that between 65,000 and 120,000 PD patients are diagnosed every year, but only 5,000 to 6,500 PD patients are treated with injectables or surgery annually(iii).

About XIAFLEX

XIAFLEX (collagenase clostridium histolyticum or CCH) is a biologic approved in the U.S., EU, Canada and Australia for the treatment of adult Dupuytren’s contracture (DC) patients with a palpable cord and for the treatment of adult men with Peyronie’s disease (PD) with a palpable plaque and curvature deformity of at least 30 degrees at the start of therapy in the U.S. Sobi may now file for market authorization for Xiapex for the treatment of PD and work is ongoing for that filing in the EU. Sobi holds the exclusive rights to commercialize Xiapex for the DC and PD indications in the EU, subject to applicable regulatory approvals. XIAFLEX consists of a combination of two subtypes of collagenase, derived from clostridium histolyticum. Together, the collagenase sub-types are thought to work synergistically to break the bonds of the triple helix collagen structure. XIAFLEX has been granted Orphan status in the U.S. by the FDA for DC and PD.

For more information about XIAFLEX, please visit www.XIAFLEX.com.

About Auxilium

Auxilium Pharmaceuticals, Inc. is a fully integrated specialty biopharmaceutical company with a focus on developing and commercializing innovative products for specialist audiences. With a broad range of first- and second-line products across multiple indications, Auxilium is an emerging leader in the men’s healthcare area and has strategically expanded its product portfolio and pipeline in orthopedics, dermatology and other therapeutic areas. The Company now has a broad portfolio of 12 approved products. Among other products in the U.S., Auxilium markets edex® (alprostadil for injection), an injectable treatment for erectile dysfunction, Osbon ErecAid®, the leading device for aiding erectile dysfunction, STENDRA™ (avanafil), an oral erectile dysfunction therapy, Testim® (testosterone gel) for the topical treatment of hypogonadism, TESTOPEL® (testosterone pellets) a long-acting implantable testosterone replacement therapy, XIAFLEX® (collagenase clostridium histolyticum or CCH) for the treatment of Peyronie’s disease and XIAFLEX for the treatment of Dupuytren’s contracture. The Company also has programs in Phase 2 clinical development for the treatment of Frozen Shoulder syndrome and cellulite. Auxilium’s mission is to improve the lives of patients throughout the world by successfully identifying, developing and commercializing innovative specialty biopharmaceutical products. To learn more, please visit www.Auxilium.com.

About Sobi

Sobi is an international specialty healthcare company dedicated to rare diseases. Sobi’s mission is to develop and deliver innovative therapies and services to improve the lives of patients. Sobi’s product portfolio is primarily focused on Inflammation and Genetic diseases, with three late stage biological development projects within Haemophilia and Neonatology. Sobi also markets a portfolio of specialty and rare disease products for partner companies. Sobi is a pioneer in biotechnology with world-class capabilities in protein biochemistry and biologics manufacturing. In 2013, Sobi had total revenues of SEK 2.2 billion (€253 M) and about 550 employees. Sobi shares (STO: SOBI) are listed on NASDAQ OMX Stockholm. More information is available at www.sobi.com.

About Sobi Partner Products

Sobi Partner Products (SPP) is a business unit within Sobi which offers a unique commercial platform for partners with niche and specialty products. SPP provides extensive knowledge and local experience through its direct presence across EU, Eastern Europe, Russia, Middle East and North Africa. Sobi applies an integrated commercial, medical, and market access approach to products which address important unmet needs, spanning from named patient use (NPU) programs, through to reimbursement and full commercialization, primarily in the Centre of Expertise setting.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, including statements made with respect to: Sobi’s plans to submit a request to potentially expand the label of Xiapex to include Peyronie’s disease; and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as ‘‘may’’, ‘‘will’’, ‘‘should’’, ‘‘would’’, ‘‘expect’’, ‘‘intend’’, ‘‘plan’’, ‘‘anticipate’’, ‘‘believe’’, ‘‘estimate’’, ‘‘predict’’, ‘‘potential’’, ‘‘seem’’, ‘‘seek’’, ‘‘future’’, ‘‘continue’’, or ‘‘appear’’ or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Although forward-looking statements are based on Auxilium’s current plans or assessments that are believed to be reasonable as of the date of this press release, they inherently involve certain risks and uncertainties. These forward-looking statements are subject to a number of risks and uncertainties, including those discussed under ‘‘Risk Factors’’ in Auxilium’s Annual Report on Form 10-K for the year ended December 31, 2013. While Auxilium may elect to update the forward-looking statements made in this news release in the future, Auxilium specifically disclaims any obligation to do so. Auxilium’s SEC filings may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov. There may be additional risks that Auxilium does not presently know or that Auxilium currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements.

Auxilium Contacts:

Keri P. Mattox / SVP, IR &	Nichol L. Ochsner / Senior Director, IR &
Corporate Communications	Corporate Communications
Auxilium Pharmaceuticals, Inc.	Auxilium Pharmaceuticals, Inc.
(484) 321-5900	(484) 321-5900
kmattox@auxilium.com	nochsner@auxilium.com

(i) L.A. Levine Peyronie’s Disease: A Guide to Clinical Management. Humana Press: 10-17, 2007.

(ii) Ralph D et al. J Sex Med. 2010;7(7):2359-2374.
(iii) SDI and data on file, Auxilium